REINSURANCE AGREEMENT









                                    Between

                      ACCELERATION LIFE INSURANCE COMPANY

                                      of

                                 Dublin, Ohio

                                      and

                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                      of

                              Fort Wayne, Indiana













                                                 Inspected By
                                                 Date
                                                 Doc.
                                                 CCN/Agmt. No.

                                                                  ITEM 10 - 13
                                                                       Page 57

TABLE OF CONTENTS


                                                                          Page
                                                                          ----

A.    REINSURANCE COVERAGE                                             1

B.    PAYMENTS BY CEDING COMPANY                                       1

C.    PAYMENTS BY REINSURER                                            2

D.    COINSURANCE AND MODIFIED COINSURANCE RESERVES                    2


E.    REPORTS AND ACCOUNTING FOR REINSURANCE                           2

F.    TERMS OF REINSURANCE                                             4

G.    MATERIAL CHANGES                                                 4

H.    ARBITRATION                                                      4

I.    INSOLVENCY OF THE CEDING COMPANY                                 5

J.    ACKNOWLEDGEMENTS                                                 6

K.    TERMINATION                                                      7

L.    PAYMENTS AND ACCOUNTING UPON TERMINATION OF AGREEMENT            8

M.    INTERMEDIARY                                                     9

N.    OFFSET                                                           9

O.    MISCELLANEOUS                                                    9

P.    EXECUTION                                                       11

      DEFINITION OF TERMS                                             12


                                                                  ITEM 10 - 13
                                                                       Page 58


                         TABLE OF CONTENTS (CONTINUED)


SCHEDULE I
      QUOTA SHARE AND POLICIES SUBJECT TO REINSURANCE                 17

SCHEDULE II, PART A
      SUMMARY OF MONETARY TRANSACTIONS                                18

SCHEDULE II, PART B
      SUMMARY OF MONETARY TRANSACTIONS                                20

SCHEDULE III
      ANNUAL REPORT                                                   21

SCHEDULE IV
      ALLOWANCES                                                      22

SCHEDULE V
      PROFIT SHARING                                                  23

SCHEDULE VI
      INVESTMENT INCOME RATE                                          25

SCHEDULE VII
      ARBITRATION SCHEDULE                                            26

SCHEDULE VIII
      SECTION 1.848-2(g) (8) ELECTION                                 28

SCHEDULE IX
      DEFERRED PROFIT SHARING ACCOUNT                                 30


                                                                  ITEM 10 - 13


                                                                       Page 59


          I N D E M N I T Y  R E I N S U R A N C E  A G R E E M E N T
                                    between
                      ACCELERATION LIFE INSURANCE COMPANY
                                      of
                                 Dublin, Ohio,
                     referred to as the "CEDING COMPANY,"
                                      and
                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                      of
                             Fort Wayne, Indiana,
                        Referred to as the "REINSURER."

                           A.  REINSURANCE COVERAGE
1. The CEDING COMPANY shall cede, and the REINSURER shall accept, reinsurance of a Quota Share of the Policies. Reinsurance shall be ceded on a coinsurance and modified coinsurance basis.
2. The liability of the REINSURER shall begin simultaneously with that of the CEDING COMPANY, but in no event prior to the Effective Date or until this Agreement has been executed by both the CEDING COMPANY and REINSURER.
3.    The Effective Date of this Agreement is December 31, 1995.
4. Reinsurance of a Policy shall be maintained in force without reduction so long as the liability of the CEDING COMPANY under such Policy remains in force without reduction, unless reinsurance is terminated or reduced as provided herein.
5. In no event shall reinsurance be in force under this Agreement for a Policy unless the Policy's issue and delivery complies with the laws of all applicable jurisdictions and the ISSUING INSURER'S corporate charter.
                        B.  PAYMENTS BY CEDING COMPANY
1. To effect reinsurance on Policies in force on the Effective Date, the CEDING COMPANY shall pay the REINSURER an initial reinsurance premium on the Execution Date equal to the Coinsurance Reserves as of the Effective Date minus the Initial Policy Expense Allowance.
2. A preliminary estimate of the initial reinsurance premium shall be paid by the CEDING COMPANY to the REINSURER in two installments. The first

                                                                  ITEM 10 - 13
                                                                       Page 60

installment in the amount of $27,500,000 shall be paid no later than December 28, 1995. The second installment in the amount of $12,500,000 shall be paid no later than January 11, 1996.
3. For each Accounting Period the CEDING COMPANY shall pay the REINSURER a reinsurance premium equal to:
      (a)   the  Quota Share  of the  premiums written  by the  CEDING COMPANY during an Accounting Period net of return premiums pursuant to the Policies; plus
      (b)   any Adverse Development Premium; less
      (c)   the Mean Reserve Adjustment; less
      (d)   the Periodic Allowance; less
      (e)   the Quota Share of Unusual Expenses; less
      (f)   any earned  distribution from the Deferred  Profit Sharing Account in accordance with Schedule IX;
      provided that (g) each of the amounts listed above shall be computed less similar amounts paid by the CEDING COMPANY pursuant to Other Reinsurance; and (h) if the above calculation produces a negative amount, the REINSURER shall pay the CEDING COMPANY the absolute value of such amount.

                          C.  PAYMENTS BY REINSURERS
The REINSURER shall reimburse its Quota Share of Benefits paid by the CEDING COMPANY during the Accounting Period less any Benefits paid by the CEDING


COMPANY pursuant to Other Reinsurance.

               D.  COINSURANCE AND MODIFIED COINSURANCE RESERVES
Reinsurance shall be ceded on a combined coinsurance and modified coinsurance basis. The CEDING COMPANY shall be responsible for the Modified Coinsurance Reserves and the REINSURER shall be responsible for the Coinsurance Reserves. The amount of total Reserves and Reserves attributable to coinsurance and modified coinsurance shall be determined as of the last day of each Accounting Period in accordance with the terms of this Agreement.

                  E.  REPORTS AND ACCOUNTING FOR REINSURANCE
1. The CEDING COMPANY shall notify the REINSURER of reinsurance ceded pursuant to this Agreement by means of the reports specified in this section.
2. The CEDING COMPANY shall summarize all monetary transactions under this Agreement by submitting a written report within thirty (30) days following the end of each calendar quarter. The report shall be

                                                                  ITEM 10 - 13
                                                                       Page 61

formatted as set forth in Schedule II, parts A and B. If any amount cannot be determined on an exact basis on the date the final monetary summary and reconciliation is due, an estimated payment shall be made and any final adjustments shall be made as soon as practicable. Any amounts shown in such reports as due from the CEDING COMPANY shall be paid in cash by the CEDING COMPANY when submitting the reports to the REINSURER. If a report shows an amount due from the REINSURER, the amount shall be paid in cash by the REINSURER within thirty (30) days of its receipt of such report. Notwithstanding the above, amounts arising as distributions from the Deferred Profit Sharing Account may be paid in kind either in whole or in part using the ACCEL Note valued at the principal amount.
3. Amounts due from either party pursuant to this Agreement may be paid net of amounts due from the other party.
4. The CEDING COMPANY shall provide the REINSURER with information which the REINSURER may need to prepare its tax, statutory and GAAP financial statements, including but not limited to information described in
      Schedule II and III. Such information shall be submitted at the end of each calendar year. A preliminary report shall be provided within ten
      (10) days following the end of each calendar year and a final report shall be provided within sixty (60) days following the end of the calendar year.
5. The CEDING COMPANY shall provide the REINSURER with a copy of its most recent financial reports prepared in accordance with GAAP and its most recent statutory statement as soon as they are available.
6. If the CEDING COMPANY ever becomes aware that its summary of monetary transactions for an Accounting Period as required in this section did not accurately reflect the actual experience of the Policies during the Accounting Period, it shall promptly submit a revised summary to the REINSURER. Any amount shown by the revised summary as owed by either the CEDING COMPANY or the REINSURER to the other shall be paid promptly.
7. The REINSURER may unilaterally change Schedules II and III in order to obtain the data it reasonably needs to properly administer this Agreement or to prepare its financial statements.



                                                                  ITEM 10 - 13
                                                                       Page 62

F.  TERMS OF REINSURANCE
1. All monetary amounts expressed in this Agreement are expressed in United States dollars and all amounts payable pursuant to this Agreement are payable in United States dollars.
2. This is an Agreement for indemnity reinsurance solely between the CEDING COMPANY and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the REINSURER and any person other than the CEDING COMPANY.
3.    The  parties elect  to have  this Agreement  treated in  accordance with
      Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992 under Section 848 of the Internal Revenue Code of 1986. Specific details of this election are set forth in Schedule VIII.

                              G. MATERIAL CHANGES
1. The CEDING COMPANY shall promptly notify the REINSURER of any Material Change in the terms of the Policies, in the method used to calculate Reserves for the Policies or in its Other Reinsurance.
2.    Following  a Material Change, the  REINSURER may in  its sole discretion
      (a) continue to reinsure the Policies under current terms, (b) require that an additional premium be paid to compensate for the Material Change, or (c) implement any combination of (a) and (b).

                                H.  ARBITRATION
1. If the CEDING COMPANY and the REINSURER cannot mutually resolve a dispute regarding the interpretation or operation of this Agreement, the dispute shall be decided through arbitration as set forth in the Arbitration Schedule. The arbitrators shall base their decision on the terms and conditions of this Agreement. However, if the terms and conditions of this Agreement do not explicitly dispose of an issue in dispute between the parties, the arbitrators may base their decision on the customs and practices of the insurance and reinsurance industry rather than solely on an interpretation of applicable law. The arbitrators' decision shall take into account the right to offset mutual debts and credits as provided in this Agreement. There shall be no appeal from the arbitrators' decision. Any court having jurisdiction over the subject matter and over the parties may reduce the arbitrators' decision to judgment.

                                                                  ITEM 10 - 13
                                                                       Page 63

2.The parties intend this section to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C., Section 1) including any amendments to that Act which are subsequently adopted. In the event that either party refuses to submit to arbitration as required by paragraph 1, the other party may request a United States Federal District Court to compel arbitration in accordance with the Federal Arbitration Act. Both parties consent to the jurisdiction of such court to enforce this section and to confirm and enforce the performance of any award of the arbitrators.
                     I.  INSOLVENCY OF THE CEDING COMPANY
1. The REINSURER'S liability, when such liability is ascertained, shall be payable upon demand by the CEDING COMPANY at the same time as the CEDING COMPANY shall pay its net retained portion of such an obligation, with reasonable provision for verification before payment, and the reinsurance shall be payable by the REINSURER on the basis of the liability of the CEDING COMPANY under the Policies without diminution because of the insolvency of the CEDING COMPANY. In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of the CEDING COMPANY, such portion shall be payable to such conservator, liquidator or statutory successor immediately upon demand, with reasonable provisions for verification, on the basis of claims allowed against the CEDING COMPANY by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of the CEDING COMPANY having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims.
2. The CEDING COMPANY'S conservator, liquidator, or statutory successor shall give the REINSURER written notice of the pendency of a claim against the CEDING COMPANY indicating the Policy, within a reasonable time after such claim is filed. The REINSURER may interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the REINSURER may deem available to the CEDING COMPANY, or its conservator, liquidator or statutory successor.
3. Any expense incurred by the REINSURER pursuant to paragraph 2, above, shall be payable subject to court approval out of the estate of the CEDING COMPANY as part of the expense of conservation or liquidation to

                                                                  ITEM 10 - 13
                                                                       Page 64

the extent of the REINSURER'S liability of the benefit which may accrue to the CEDING COMPANY in conservation or liquidation, solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the CEDING COMPANY.

                             J.  ACKNOWLEDGEMENTS
1. The CEDING COMPANY acknowledges having provided the REINSURER with the following documents and materials prior to the Execution Date:

      (a)   the 1994 Annual Statement of the CEDING COMPANY;

      (b)   the 1994 Form 10-K of ACCEL International Corporation;

      (c)   the  September   30,  1995,  Form  10-Q   of  ACCEL  International
            Corporation;

      (d) the July 1995 Actuarial Appraisal of the Acceleration Insurance Group as of December 31, 1994, prepared by CreditRe Corporation, plus attachments, plus updates dated October 18, November 8 and November 17;

      (e)   tax calculation for the CEDING COMPANY dated November 27, 1995;

      (f) financial projection of the net interest of the CEDING COMPANY in the business assumed from Consumers Life Insurance Company dated December 5, 1995;

      (g) financial projection of direct written business dated November 16, 1995;

      (h)   facsimile   from  Angela  Hammerly  (CreditRe  Corporation)  dated
            December 4, 1995, concerning Retroactive Accounts;

      (i)   printout of CEDING COMPANY'S Disability Claim Reserve Development;

      (j) display of CEDING COMPANY'S business by original term as of January 31, 1995; and

      (k) facsimile dated December 15, 1995, of the breakdown of the CEDING COMPANY'S statutory reserves as of June 30, 1995, representing those reserves the CEDING COMPANY expected to cede to the REINSURER.

2. The CEDING COMPANY affirms that all assumptions made in compiling the documents and materials listed and described in paragraph 1 were based upon informed judgment and are consistent with sound actuarial

                                                                  ITEM 10 - 13
                                                                       Page 65

principles. Further, the CEDING COMPANY affirms that all factual information contained in these documents was, as of the date of their making, correct and accurate.
3.    The CEDING COMPANY affirms that there has been no Material Change in the


      CEDING COMPANY'S financial condition and the expected profitability of the Policies between the "as of" date of the documents listed and described in paragraph 1 and the Execution Date.
4. The CEDING COMPANY acknowledges that the REINSURER has relied on the accuracy of the information contained in the documents and materials listed and described in paragraph 1 in entering into this Agreement.
5. The CEDING COMPANY acknowledges its responsibility for independently forming its own conclusions regarding:
      (a) the compliance of this Agreement with the laws and regulations of any particular state or jurisdiction;

      (b) the statutory or other accounting impact of this Agreement on the CEDING COMPANY'S financial statements, and

      (c)   the tax impact of this Agreement on the CEDING COMPANY.

6. Unless otherwise explicitly provided for herein, the CEDING COMPANY and the REINSURER shall each be solely responsible for determining and discharging any state or federal income tax liability resulting from this Agreement, including any tax liability resulting from the initial monetary transactions.

                                K.  TERMINATION
1. Except as otherwise provided in this section, this Agreement shall be unlimited in duration.
2. Either the CEDING COMPANY or the REINSURER may terminate this Agreement as of the end of any quarter but only with respect to reinsurance not yet placed in force by giving the other party thirty (30) days' advance written notice of termination.
3. The CEDING COMPANY may terminate this Agreement with respect to all reinsurance hereunder as of the end of any calendar quarter in which unearned premiums outstanding total less than $250,000 by giving the REINSURER ninety (90) days' advance written notice of termination.
4. If none of the Policies are in force as of the end of any Accounting Period, this Agreement shall automatically terminate as of the day the last Policy terminated.

                                                                  ITEM 10 - 13
                                                                       Page 66

5.If the CEDING COMPANY fails to pay reinsurance premiums when due, the REINSURER may terminate this Agreement with respect to all reinsurance hereunder. To effect such termination, the REINSURER shall give the CEDING COMPANY written notice of termination. The CEDING COMPANY may avoid termination by paying all delinquent reinsurance premiums, plus all additional reinsurance premiums that may have become due, within thirty (30) days following its receipt of notice of termination. Termination shall be effective as of the last date to which reinsurance premiums had been paid.
6. The termination of this Agreement or of any reinsurance hereunder shall not affect any rights or obligations of either party applicable to the period prior to the effective date of termination.


           L.  PAYMENTS AND ACCOUNTING UPON TERMINATION OF AGREEMENT
1. Except for termination with respect to reinsurance not yet placed in force, if this Agreement is terminated, the CEDING COMPANY shall summarize all monetary transactions for the Terminal Accounting Period and report its summary to the REINSURER within thirty (30) days of the later of the effective date of termination or of notice of termination. The report shall be in the form of Schedule II, parts A and B.
2. A profit sharing for the Terminal Accounting Period shall be calculated in accordance with Schedule V. If the terminal profit sharing calculation produces a positive amount, such amount shall be paid by the REINSURER to the CEDING COMPANY within thirty (30) days of the later of
      (a) its receipt of the summary of monetary transactions for the Terminal Accounting Period or (b) payment in full of the ACCEL Note. If the terminal profit sharing calculation produces a negative amount, the CEDING COMPANY shall pay the absolute value of such amount to the REINSURER when submitting the summary of monetary transactions for the Terminal Accounting Period. However, if this Agreement terminates automatically because none of the Policies are in force at the end of an Accounting Period and the terminal profit sharing calculation produces a negative amount, the CEDING COMPANY shall not pay the absolute value of such amount to the REINSURER.
3. Following the summarization of all monetary transactions and payment of the amount due for the Terminal Accounting Period, including the

                                                                  ITEM 10 - 13
                                                                       Page 67

calculation and payment of the profit sharing for the Terminal Accounting Period, neither the CEDING COMPANY nor the REINSURER shall owe the other any additional payment or amount pursuant to this Agreement.
4. The CEDING COMPANY shall provide the REINSURER with information the REINSURER may need to prepare its tax, statutory and GAAP financial statements for the Terminal Accounting Period as required by section E.
5. If the CEDING COMPANY ever becomes aware that its summary of monetary transactions for the Terminal Accounting Period as required in this section did not accurately reflect the actual experience of the Policies during the Terminal Accounting Period, it shall promptly submit a revised summary to the REINSURER, and the terminal profit sharing shall be recalculated. Any amount shown by the revised summary and recalculated terminal profit sharing as owed by either the CEDING COMPANY or the REINSURER to the other shall be paid promptly.

                               M.  INTERMEDIARY
LINCOLN NATIONAL INTERMEDIARIES, INC., 1300 S. Clinton, Fort Wayne, Indiana, 46801 is hereby recognized as the intermediary negotiating this Agreement for all reinsurance hereunder. All communications between the CEDING COMPANY and the REINSURER relating to this Agreement shall be transmitted through Lincoln National Intermediaries, Inc. Payments by the CEDING COMPANY to the intermediary shall be deemed to constitute payment to the REINSURER. Payments by the REINSURER to the intermediary shall be deemed to constitute payment to the CEDING COMPANY only to the extent that such payments are actually received by the CEDING COMPANY.

                                  N.  OFFSET
Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the CEDING COMPANY or the REINSURER with respect to this Agreement are deemed to be mutual debts and credits and shall be set off and only the balance shall be allowed or paid.

                               O.  MISCELLANEOUS
1. Certain terms used in this Agreement are defined in the Definitions of Terms schedule and are to be interpreted in accordance with such

                                                                  ITEM 10 - 13
                                                                       Page 68

definitions. In the absence of a specific definition, a term used in this Agreement is to be interpreted in accordance with customary insurance and reinsurance industry practices.
2. Any Error made by either the CEDING COMPANY or the REINSURER in the administration of reinsurance under this Agreement shall be corrected by submitting revised reports and restoring both the CEDING COMPANY and the REINSURER to the positions they would have occupied had no Error occurred.
3. The REINSURER may audit, at any reasonable time and at its own expense, all records and procedures relating to reinsurance under this Agreement. The CEDING COMPANY shall cooperate in the audit, including providing any information requested by the REINSURER in advance of the audit. Further, the CEDING COMPANY agrees to complete, at the request of the REINSURER and in a manner acceptable to the REINSURER, a process which confirms the existence of the Policies.
4. In the event that a significant portion of the Policies are continued into Continuation Policies issued by the Issuing Insurer, its successor or any of its affiliates, the Continuation Policies shall automatically be reinsured under this Agreement unless the REINSURER, in its sole discretion, chooses not to reinsure such Policies.
5. Neither the CEDING COMPANY nor the REINSURER may assign any of the rights and obligations under this Agreement, nor may either party sell, assumption reinsure or transfer the Policies without the prior written consent of the other party. Consent will not be withheld if the assignment, sale, assumption reinsurance or transfer does not have a material effect on the risks transferred or the expected economic results to the party requested to consent. This provision shall not prohibit the REINSURER from reinsuring the Policies on an indemnity basis.
6. This Agreement represents the entire agreement between the CEDING COMPANY and the REINSURER and supersede, with respect to its subject matter, any prior oral or written agreements between the parties.
7. No modification or waiver of any provision of this Agreement shall be effective unless set forth in writing. A waiver shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver of any future circumstance.

                                                                  ITEM 10 - 13
                                                                       Page 69

8.References in this Agreement to specific lines, pages and exhibits of the statutory financial statement refer to such lines, pages and exhibits as of the Effective Date. Changes in the statutory financial statement which affect such items shall modify references in this Agreement so as to keep such references current with the statutory financial statement, provided such modification does not alter the rights and obligations of either party.

                                 P.  EXECUTION

                              IN WITNESS WHEREOF,
                      ACCELERATION LIFE INSURANCE COMPANY
                                      of
                                 Dublin, Ohio,
                                      and
                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                      of
                             Fort Wayne, Indiana,

have by their respective officers executed this Agreement in duplicate on the dates shown below.

ACCELERATION LIFE INSURANCE COMPANY
Signed at Dublin, Ohio
          -------------------

By    /S/ Thomas H. Friedberg       By       /S/ Kurt L. Mueller
   ----------------------------        ---------------------------------------

Title Chairman, President & CEO     Title    Vice President & Controller
      -------------------------           ------------------------------------

Date     December 27, 1995          Date     December 27, 1995
     --------------------------          -------------------------------------


THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
Signed at Fort Wayne, Indiana


By    /S/ Kenneth Clark             By     /S/ -----------------
   ----------------------------        ---------------------------------------
      Sr. Vice President                     Assistant Secretary

Date     December 29, 1995          Date    December 29, 1995
     --------------------------          -------------------------------------



                                                                  ITEM 10 - 13
                                                                       Page 70

DEFINITION OF TERMS

ACCEL Note - The 9.5% Senior Notes due April 1, 2001, issued by ACCEL International Corporation and purchased by the REINSURER, and held by the REINSURER, or any affiliate of the REINSURER, or any direct or indirect retrocessionaire of the REINSURER.

Accounting Period - for the year in which this Agreement becomes effective, the period beginning on the Effective Date and ending on the Last Day Of The Current Accounting Period. Thereafter, the period beginning on the day following the Last Day Of The Preceding Accounting Period and ending on the Last Day Of The Current Accounting Period.

Adverse Development Premium - the amount equal to any adverse development from the Effective Date in the amount of losses incurred prior to the Effective Date, subject to a $1,000,000 cumulative cap over the life of this Agreement.

Agreement - this document and all Schedules and amendments to it.

Benefits - the life insurance and accident and health benefits provided or reimbursed by the CEDING COMPANY pursuant to the Policies.

Coinsurance Reserves - the Reserves less the Modified Coinsurance Reserves.

Continuation Policy - a new Policy changing or replacing a Policy made or issued either (1) in compliance with the terms of the Policy or (2) without the same new underwriting information that the ISSUING INSURER would obtain in the absence of the Policy, without a suicide exclusion period or contestable period as long as those contained in new issues of the ISSUING INSURER, or without the payment of the same commissions in the first year that the ISSUING INSURER would have paid in the absence of the Policy.

Cumulative Reinsurance Profit - the sum, as of the Last Day Of The Current Accounting Period, of all Reinsurance Profits from the Effective Date to the
Last Day Of The Current Accounting Period.                        ITEM 10 - 13
                                                                       Page 71

DEFINITION OF TERMS (CONTINUED)

Deferred Profit Sharing Account - a fund maintained by the REINSURER out of Reinsurance Profit as described in Schedule IX.

Effective Date - the date set forth in section A, paragraph 3.

Error - any isolated, inadvertent deviation from the terms of this Agreement resulting from the act or omission of an employee of either the CEDING COMPANY or the REINSURER whose principal function is administrative in nature.

Execution Date - the date this Agreement is signed by the last of the parties to sign it.

Fixed Interest Rate - l.4375% per calendar quarter.

Increase in Coinsurance Reserves - shall be an amount equal to the Coinsurance


Reserve on the Last Day Of The Current Accounting Period less the Coinsurance Reserve on the Last Day Of The Preceding Accounting Period.

Initial Policy Expense Allowance - the amount set forth in Schedule IV. Interest Earned - Interest earned and received by the REINSURER on the ACCEL Note less any capital losses on the ACCEL Note.

Interest on Deferred Profit Sharing Account - equals the Deferred Profit Sharing Account as of the Last Day Of The Preceding Accounting Period times the Fixed Interest Rate.

Interest on Net Coinsurance Reserves - equals the Fixed Interest Rate times the arithmetic average of the Net Coinsurance Reserves as of the Last Day Of The Preceding Accounting Period and the Net Coinsurance Reserves as of the Last Day Of The Current Accounting Period.

Investment Income Rate - the  interest rate set forth in Schedule VI  which is
used in calculating the Mean Reserve Adjustment.                  ITEM 10 - 13
                                                                       Page 72

DEFINITION OF TERMS (CONTINUED)

ISSUING INSURER - the CEDING COMPANY with respect to business directly written and Consumers Life Insurance Company with respect to business assumed by the CEDING COMPANY.

Last Day Of The Current Accounting Period - shall refer to the last day of the calendar quarter for which the calculation is being made, except that for the Terminal Accounting Period, such term shall refer to the moment Immediately prior to termination.

Last Day Of The Preceding Accounting Period - shall refer to the last day of the preceding calendar quarter, except that for the initial Accounting Period, such term shall refer to the Effective Date.

Loss Carryforward - the absolute value of any negative Reinsurance Profit after adjustment to the Deferred Profit Sharing Account.

Material Change - a change that a prudent insurance executive would consider as likely to have a material impact on the REINSURER'S experience under this Agreement.

Mean  Reserve Adjustment - equals (a) minus  (b) minus the quantity [(c) times
(d) times the sum of (a) plus (b)], where
      (a) equals the Modified Coinsurance Reserves on the Last Day Of The Current Accounting Period, and

      (b) equals the Modified Coinsurance Reserves on the Last Day Of The Preceding Accounting Period, and

      (c)   equals the Investment Income Rate, and

      (d)   equals one-half,  except that  for the initial  Accounting Period,
            (d) shall equal zero.

Modified Coinsurance Reserves - 70% of the Reserves on the Reinsurer's Quota Share of the life insurance business reinsured hereunder.

Net Coinsurance Reserves - an amount equal to the Coinsurance Reserves minus the book value of the ACCEL Note.


                                                                  ITEM 10 - 13
                                                                       Page 73

DEFINITION OF TERMS (CONTINUED)


Other Reinsurance - reinsurance other than portfolio quota share reinsurance which inures to the CEDING COMPANY'S benefit with respect to the Policies.

Periodic Allowance - the amount described in Schedule IV.

Policy(ies) - the insurance policy(ies) identified in Schedule I which are reinsured pursuant to this Agreement.

Quota Share - the percentage of the Policies set forth in Schedule I which is ceded by the CEDING COMPANY to the REINSURER pursuant to this Agreement.

REINSURER'S Scheduled Charge - the amounts defined in Part C of Schedule V.

Reinsurance Profit - the amount described in Part B of Schedule V.

Reserves - shall equal the Quota Share of the CEDING COMPANY'S statutory reserve liability (including, as appropriate, unearned premium reserves, mortality reserves, claim reserves and liabilities, active life reserves, disabled life reserves, accrued retroactive commissions and any other liabilities for which the REINSURER is responsible) calculated on the basis used by the CEDING COMPANY in compiling its statutory financial statement as required by the laws of its state of domicile, net of Other Reinsurance.

Terminal Accounting Period - the period commencing on the day following the Last Day Of The Preceding Accounting Period and ending on the effective date of termination pursuant to any notice of termination given under this Agreement or such other date as shall be mutually agreed to in writing.


                                                                  ITEM 10 - 13
                                                                       Page 74

DEFINITION OF TERMS (CONTINUED)

Unusual Expenses - non-routine charges incurred by the ISSUING INSURER in defending or investigating a claim for policyholder benefits or in rescinding a Policy, including penalties, attorney's fees, and interest imposed automatically by statute against the ISSUING INSURER and arising solely out of a judgment rendered against the ISSUING INSURER in a suit for policyholder benefits, provided that the following categories of expenses or liabilities shall not be considered "Unusual Expenses":
      (a)   routine investigative or administrative expenses;

      (b) expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policyholder benefits which the ISSUING INSURER admits are payable;

      (c) expenses, fees, settlements, or judgments arising out of or in connection with claims against the ISSUING INSURER for punitive or exemplary damages;

      (d) expenses, fees, settlements, or judgments arising out of or in connection with claims made against the ISSUING INSURER and based on alleged or actual bad faith, failure to exercise good faith, or tortious conduct; and

      (e) policy premium reimbursement or return arising out of or in connection with an action of the type set forth in (c) or (d) above.


                                                                  ITEM 10 - 13
                                                                       Page 75

SCHEDULE I


                QUOTA SHARE AND POLICIES SUBJECT TO REINSURANCE

The Quota Share shall be 100% of all credit life and credit disability insurance written by the CEDING COMPANY or accepted as reinsurance by the CEDING COMPANY from Consumers Life Insurance Company of Camp Hill,
Pennsylvania, and in force as of the Effective Date except for all business ceded directly or indirectly to producer-owned reinsurance companies.


                                                                  ITEM 10 - 13
                                                                       Page 76

SCHEDULE II, PART A

                       SUMMARY OF MONETARY TRANSACTIONS
         for the period from                    to
                             ------------------    ------------------

1.    Initial reinsurance premium (first Accounting Period only)

2.    Reinsurance Premium (Net of Other Reinsurance)
            (a)   Premiums, plus
            (b)   any Adverse Development Premium, less
            (c)   Mean Reserve Adjustment, less
            (d)   Periodic Allowance, less
            (e)   Unusual Expenses,
            Subtotal:                           , less
                       -------------------------
            (f)   any earned distribution from Deferred Profit Sharing Account

      Total Reinsurance Premium:
                                 ----------------------------------

3.    Life Benefits
4.    Accident and Health Benefits
5.    Life Benefits - Other Reinsurance
6.    Accident and Health Benefits - Other Reinsurance
7.    Net Benefits [(3) + (4) - (5) - (6)]

8.    Coinsurance Reserves - Last Day Of The Preceding Accounting Period
9.    Coinsurance Reserves - Last Day Of The Current Accounting Period
10. Increase in Coinsurance Reserves [(9) - (8), except (9) First Accounting Period only]

11.   Book value of ACCEL Note - Last Day Of The Preceding Accounting Period
12.   Book value of ACCEL Note - Last Day Of The Current Accounting Period

13.   Fixed Interest Rate

14.   Interest on  Net Coinsurance Reserves  [1/2 times (13) times  ((8) + (9)
      (11) - (12))]

15.   Deferred Profit Sharing Account - Last Day Of The  Preceding  Accounting
      Period
16.   Deferred Profit Sharing Account - Last Day  Of  The  Current  Accounting
      Period

17.   Interest on Deferred Profit Sharing Account ((13) times (15))

18.   Interest Earned

19.   REINSURER'S Scheduled Charge

20.   Loss Carryforward from Preceding Accounting Period

21.   Interest on Loss Carryforward


22.   Reinsurance Profit [(1) + (2 Subtotal) - (7) - (10) + (14) + (17) + (18)
      - (19) - (20) - (21)]

                                                                  ITEM 10 - 13
                                                                       Page 77

SCHEDULE II, PART A (CONTINUED)


23.   Cumulative Reinsurance Profit

24.   Modified Coinsurance  Reserves -  Last Day Of  The Preceding  Accounting
      Period

25.   Modified Coinsurance  Reserves  - Last  Day  Of The  Current  Accounting
      Period

26.   Investment Income Rate

27.   Investment Income [1/2 times (26) times ((24) + (25))]

28. Mean Reserve Adjustment [(25) - (24)] (first Accounting Period only) [(25) - (24) - (27)] (all other Accounting Periods)

29.   Reserves - Last Day Of The Current Accounting Period

30. Breakdown of Reserves - Last Day Of The Current Accounting Period Unearned Premium Reserves
      Claim Reserves
      Claim Liabilities
      Active Life Reserves
      Disabled Life Reserves
      Accrued Retroactive Commissions
      Other


                                                                  ITEM 10 - 13
                                                                       Page 78

SCHEDULE II, PART B

                       SUMMARY OF MONETARY TRANSACTIONS

        for the period from                    to
                            ------------------    --------------------

1.    Due REINSURER

            Initial reinsurance premium (1) (first period only)

            Reinsurance premiums (2)

            Total Due - REINSURER


2.    Due CEDING COMPANY

            Net Benefits (5)

            Total Due - CEDING COMPANY


3.    Due REINSURER (1 less 2), if positive

4.    Due CEDING COMPANY (2 less 1), if positive


                                                                  ITEM 10 - 13
                                                                       Page 79

SCHEDULE III

                                 ANNUAL REPORT

The annual report shall provide the following information:

- -     Exhibits 8, 9 and 11 from the NAIC-prescribed annual statement

- -     Schedules H and O from the NAIC-prescribed annual statement

- -     an actuarial opinion on the reported reserves

- -     tax reserves and required interest

- -     "Analysis  of  Increase in  Reserves"  from  the NAIC-prescribed  annual statement

- -     "Exhibit  of Accident  and  Health Insurance"  from the  NAIC-prescribed annual statement

- -     "Exhibit of Life Insurance" from the NAIC-prescribed annual statement



                                                                  ITEM 10 - 13
                                                                       Page 80

SCHEDULE IV

                                  ALLOWANCES


                       Initial Policy Expense Allowance
The Initial Policy Expense Allowance shall be equal to the excess  of (a) over
(b), but in no event greater than $10,000,000, where
      (a) equals 47.5% of the unearned premium reserves developed on the rule of 78 basis for life business and mean basis for accident and health business reinsured hereunder as of the Effective Date, and

      (b)   equals $16,500,000.


                              Periodic Allowance
The Periodic Allowance equals the sum of the Reinsurer's Quota Share of the business reinsured hereunder of
      (a)   commissions paid net of return commissions, plus
      (b)   2.25% of the premiums earned, plus
      (c)   premium taxes paid net of credit for return premiums.



                                                                  ITEM 10 - 13
                                                                       Page 81

SCHEDULE V

                                PROFIT SHARING

A.    General
      Beginning in 1996, a profit sharing calculation shall be made for each Accounting Period. An amount equal to (a) times (b) shall be added to the Deferred Profit Sharing Account if such amount is positive, and subtracted from the account, if negative, where


            (a)   equals the Reinsurance Profit, and

            (b)   equals   95%  for   the  first  $20,000,000   of  Cumulative
                  Reinsurance Profit, and 75% to the extent that Cumulative Reinsurance Profit exceeds $20,000,000.

      If the profit sharing calculation results in a negative balance for the Deferred Profit Sharing Account, a Loss Carryforward equal to the absolute value of such negative balance shall be created and the Deferred Profit Sharing Account set to zero.
B.    Reinsurance Profit
      Reinsurance Profit for each Accounting Period shall equal the result of the following computation determined with respect to such Accounting
      Period:
      (a) payments by the CEDING COMPANY as described in section B before deduction for any earned distribution from the Deferred Profit Sharing Account for the Accounting Period, plus
      (b)   Interest on Deferred Profit Sharing Account, plus
      (c)   Interest on Net Coinsurance Reserves, plus
      (d)   Interest Earned, less
      (e)   payments by the REINSURER as described in section C, less
      (f)   the Increase in Coinsurance Reserves, less
      (g)   the REINSURER'S Scheduled Charge, less
      (h) any Loss Carryforward from the prior Accounting Period, accrued with Interest for one Accounting Period at an annual rate of 10%, less
      (i) in the event this Agreement terminates, the total of any future REINSURER'S Scheduled Charges scheduled to be charged against profit sharing after the Last Day Of The Current Accounting Period.



                                                                  ITEM 10 - 13
                                                                       Page 82

SCHEDULE V (CONTINUED)

C.    REINSURER'S Scheduled Charge

      The REINSURER'S Scheduled Charge shall be equal to the annual amounts scheduled below. One-fourth of each year's REINSURER'S Scheduled Charge shall be charged against profit sharing on a quarterly basis.
            Year        REINSURER'S Scheduled Charge
            ----        ----------------------------
            1996              $6,500,000
            1997              $4,000,000
            1998              $2,500,000
            1999              $1,000,000
            2000+             $        0

                                                                  ITEM 10 - 13
                                                                       Page 83

SCHEDULE VI

                            INVESTMENT INCOME RATE


The Investment Income Rate for the current Accounting Period shall be calculated as follows:


            Rate =    2 * (I + CG)      * 25%
                   ------------------
                        A+B-I-CG



Where, based on the CEDING COMPANY'S current year results,

I  equals Net Investment Income (Exhibit 2, Line 16)

CG equals
      (1) Realized Capital Gains and Losses on Investments (Exhibit 3, Line 10, Column 4), plus
      (2) Unrealized Capital Gains and Losses on Investments (Exhibit 4, Line 10, Column 4), and

A  (Current Year) equals

      (1) Subtotals, cash and invested assets (Page 2, Item 10A, Col. 1), plus
      (2)   Investment income due and accrued (Page 2, Line 16, Col. 1), less
      (3)   Borrowed money (Page 3, Line 22, Col. 1)

B  (Previous Year) equals

      (1) Subtotals, cash and invested assets (Page 2, Line 10A, Col. 2), plus
      (2)   Investment income due and accrued (Page 2, Line 16, Col. 2), less
      (3)   Borrowed money (Page 3, Line 22, Col. 2)

All references in this schedule to exhibits, lines, and pages are references to the NAIC model statutory financial statement as in effect on December 31, 1995. All such references shall be deemed modified as necessary to correspond to changes to the NAIC model statutory financial statement.


                                                                  ITEM 10 - 13
                                                                       Page 84

SCHEDULE VII

                             ARBITRATION SCHEDULE

To initiate arbitration, either the CEDING COMPANY or the REINSURER shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten (10) days of its receipt.

The arbitration hearing shall be before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance company. An arbitrator may not be a present or former officer, attorney, or consultant of the CEDING COMPANY or the REINSURER or either's affiliates.

The CEDING COMPANY and the REINSURER shall each name five (5) candidates to serve as an arbitrator. The CEDING COMPANY and the REINSURER shall each choose one candidate from the other party's list, and these two candidates shall serve as the first two arbitrators. If one or more candidates so chosen shall decline to serve as an arbitrator, the party which named such candidate shall add an additional candidate to its list, and the other party shall again choose one candidate from the list. This process shall continue until two arbitrators have been chosen and have accepted. The CEDING COMPANY and the REINSURER shall each present their initial lists of five (5) candidates by written notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list which are required shall be presented within ten (10) days of the date the naming party receives notice that a candidate that has been chosen declines to serve.

The two arbitrators shall then select the third arbitrator from the eight (8) candidates remaining on the lists of the CEDING COMPANY and the REINSURER within fourteen (14) days of the acceptance of their positions as arbitrators. If the two arbitrators cannot agree on the choice of a third, then this choice shall be referred back to the CEDING COMPANY and the REINSURER. The CEDING COMPANY and the REINSURER shall take turns striking the name of one of the remaining candidates from the initial eight (8) candidates until only one candidate remains. If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated as the third arbitrator. This process shall continue until a candidate has been chosen and has accepted. This candidate shall serve as the third arbitrator. The first turn at striking the name of a candidate shall belong to the party that is responding to the other party's initiation of the arbitration. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

It is agreed that each of the three arbitrators should be impartial regard-ing the dispute and should resolve the dispute on the basis described in the "ARBITRATION" section. Therefore, at no time will either the CEDING COMPANY or the REINSURER contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications (which may include independently prepared statements) provided by both the CEDING COMPANY and the REINSURER to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute


                                                                  ITEM 10 - 13
                                                                       Page 85

SCHEDULE VII (CONTINUED)


shall be coordinated with the other party and shall be provided simultaneously to the other party or shall take place in the presence of the other party. Further, at no time shall any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

The arbitration hearing shall be held on the date fixed by the arbitrators. In no event shall this date be later than six (6) months after the appointment of the third arbitrator. The arbitration hearing shall be held in the city where the home office of the party responding to the arbitration is located. As soon as possible, the arbitrators shall establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten
(10) days prior to the arbitration hearing, each party shall provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days following the end of the arbitration hearing, the arbitrators shall issue a written decision which shall set forth their decision and the factual basis for their decision. In their written decision the arbitrators shall demonstrate that they have off-set mutual debts and credits as provided in this Agreement. In no event, however, may the arbitrators award punitive or exemplary damages. In their decision, the arbitrators shall also apportion the costs of arbitration, which shall include, but not be limited to, their own fees and expenses.



                                                                  ITEM 10 - 13
                                                                       Page 86

SCHEDULE VIII


                        SECTION 1.848-2(G)(8) ELECTION

The  CEDING COMPANY  and the  REINSURER  agree to  the  following pursuant  to
Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992 under
Section 848 of the Internal Revenue Code of 1986 (hereinafter "Section 1.848-2(g)(8)").
      1. As used below, the term "party" will refer to the CEDING COMPANY or the REINSURER as appropriate.
      2. As used below, the phrases "net positive consideration", "capitalize specified policy acquisition expenses", "general deductions limitation", and "net consideration" shall have the meaning used in Section 1.848-2(g)(8).
      3. The party with net positive consideration for this Agreement for any taxable year beginning with the taxable year prescribed in paragraph 5 below will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation.
      4. The parties agree to exchange information pertaining to the amount of net consideration under this Agreement to ensure consistency. This will be accomplished as follows:
            (a) The CEDING COMPANY shall submit to the REINSURER by the fifteenth day of May in each year its calculation of the net consideration for the preceding calendar year. Such calculation will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year.

            (b) The REINSURER may contest such calculation by providing an alternative calculation to the CEDING COMPANY in writing within thirty (30) days of the REINSURER'S receipt of the CEDING COMPANY'S calculation. If the REINSURER does not so notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER'S tax return for the previous calendar year.

            (c) If the REINSURER contests the CEDING COMPANY'S calculation of the net consideration, the parties will act in good faith to reach an agreement as to the current amount within thirty
                  (30) days of the date the REINSURER submits its alternative calculation.


                                                                  ITEM 10 - 13
                                                                       Page 87

SCHEDULE VIII (CONTINUED)



                  If the CEDING COMPANY and the REINSURER reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the preceding calendar year.

      5.    This  election  shall   be    effective    for   1995    and   all
            subsequent taxable years for which the Reinsurance Agreement remains in effect.

                                                                  ITEM 10 - 13
                                                                       Page 88

SCHEDULE IX

                        DEFERRED PROFIT SHARING ACCOUNT


The REINSURER shall maintain a Deferred Profit Sharing Account during the term of this Agreement in the amount defined below.

The value of the Deferred Profit Sharing Account shall be zero as of the Effective Date of this Agreement. Additions to and subtractions from the Deferred Profit Sharing Account shall be made in accordance with Schedule V, Part A; but in no event shall the resulting balance be less than zero nor greater than the maximum amount.

The maximum  amount shall  be determined as  (a) plus (b)  minus (c)  plus (d)
where
      (a)   equals  the principal  amount  of  the  ACCEL  Note  held  by  the
            REINSURER, its affiliates and/or its direct or indirect retrocessionaires, and

      (b) equals the total of the REINSURER'S Scheduled Charges across all years, and

      (c) equals the total of the REINSURER'S Scheduled Charges assessed to date, and

      (d)   equals the Loss Carryforward, if any.

Should the calculated balance in the Deferred Profit Sharing Account exceed the maximum amount, such excess amount over the maximum amount shall be paid to the CEDING COMPANY in the form of a reduction of premium as provided for in Section B, paragraph 2, of this Agreement. Only amounts in excess of the maximum amount shall be deemed earned.



                                                                  ITEM 10 - 13
                                                                       Page 89

AMENDMENT

                to the Reinsurance Agreement (the "Agreement")
                     effective December 31, 1995, between
             ACCELERATION LIFE INSURANCE COMPANY of Dublin, Ohio,
               hereinafter referred to as the "CEDING COMPANY,"
                                      and
      THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,
                  hereinafter referred to as the "REINSURER."

      1. The parties not having intended this Agreement to be effective December 31, 1995, and wishing to correct this error, Section A, paragraph 3 is replaced with the following:
      "3.  The Effective Date of this Agreement is January 1, 1996."
      2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

      IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

ACCELERATION LIFE INSURANCE COMPANY
Signed at Dublin, Ohio
          -------------------

By    /S/ Thomas H. Friedberg       By    /S/ Kurt L. Mueller
   ------------------------------      ---------------------------------------

Title   Chairman, President & CEO   Title    Vice President & Controller
       --------------------------          -----------------------------------

Date  January 4, 1996               Date     January 4, 1996
     ----------------------------        -------------------------------------



THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
Signed at Fort Wayne, Indiana

By    /S/ Kenneth Clark       By    /S/ ------------------
   ------------------------      ---------------------------------------------
      Sr. Vice President                        Assistant Secretary

Date     January 5, 1996                  Date      January 5, 1996
     -------------------------------           -------------------------------



960005/2911/H10NIRL6
Agreement No. 5/Revision No. 1

                                                                  ITEM 10 - 13
                                                                       Page 90